                                                                     Exhibit 8.1

                 [LETTERHEAD OF PIPER & MARBURY APPEARS HERE]
                                                                     WASHINGTON
                                                                      NEW YORK
                                                                    PHILADELPHIA
                                                                       EASTON

                                 March 5, 1997


Axent Technologies, Inc.
2400 Research Boulevard
Suite 200
Rockville, MD  20850

Ladies and Gentlemen:

     This opinion is being delivered to you in connection with the Agreement and Plan of Merger (the "Agreement") among AXENT Technologies, Inc., a Delaware corporation ("AXENT"), its wholly-owned subsidiary, Axquisition, Inc., a Delaware corporation (the "Subsidiary") and AssureNet Pathways, Inc., a California corporation ("AssureNet"), dated January 6, 1997 and amended February 26, 1997. Pursuant to the Agreement, AssureNet will merge with and into the Subsidiary (the "Merger"), and the Subsidiary will remain a wholly-owned subsidiary of AXENT.

     Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

     For the purpose of rendering this opinion, we have examined and are relying upon the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto) (the "Documents"):

     1.  The Agreement and Plan of Merger;

     2. The Representation Letter to Brobeck, Phleger & Harrison LLP and Piper & Marbury L.L.P. from AXENT and the Subsidiary dated March 4, 1997 reproduced as Exhibit A hereto;

Axent Technologies, Inc.
March 5, 1997
Page 2

     3. The Representation Letter to Brobeck, Phleger & Harrison LLP and Piper & Marbury L.L.P. from AssureNet dated March 4, 1997 reproduced as Exhibit B hereto;

     4. Representations made by certain shareholders of AssureNet in "Continuity of Interest and Lock Up Agreements";

     5.  The Prospectus/Proxy Statement;

     6. An opinion of Brobeck, Phleger & Harrison LLP, substantially identical in form to this opinion (the "Brobeck Tax Opinion"); and

     7. Such other instruments and documents related to the formation, organization and operation of AXENT, AssureNet and the Subsidiary or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

     In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

     1. Original documents (including signatures) are authentic, documents submitted to us copies conform to the original documents, and there has been due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

     2. The Merger will be consummated in accordance with the Agreement and will be effective under the laws of the State of Delaware;

     3. The shareholders of AssureNet will receive and retain a meaningful continuing equity ownership in AXENT that is sufficient to satisfy the continuity of interest requirement as specified in Treasury Regulations Section 1.368-1(b) and as interpreted in certain Internal Revenue Service rulings and federal judicial decisions;

     4. After the Merger, the Subsidiary will hold "substantially all" of its and AssureNet's properties within the meaning of Section 368(a)(2)(D) of the Code and the regulations promulgated thereunder; and

     5. To the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treasury Regulations Section 1.368-1(c) with

Axent Technologies, Inc.
March 5, 1997
Page 3

respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187; and

     6.  The Brobeck Tax Opinion has been delivered and not withdrawn.

     Based on our examination of the Documents and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion and so advise you that, for federal income tax purposes:

     1.  The Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code.

     2. No material gain or loss will be recognized by AXENT, the Merger Subsidiary of AssureNet solely as a result of the Merger.

     3. No gain or loss will be recognized by the holders of AssureNet Stock upon the exchange of AssureNet Stock solely for shares of AXENT Common Stock as a result of the Merger (except to the extent of cash received in lieu of a fractional share thereof). This opinion is subject to the qualification discussed below with respect to the possible taxability of holders of AssureNet Preferred Stock in the event cash is paid to the holders of Common Stock as a result of a change in the AXENT share value.

     4. Gain but not loss will be recognized by a holder of AssureNet Stock upon the exchange of AssureNet Stock for shares of AXENT Common Stock and cash as a result of the Merger to the extent of the lesser of (a) the gain realized by the holder on the exchange or (b) the amount of cash received. We express no opinion as to whether any gain recognized will constitute capital gain or ordinary income.

     5. Cash received by the holders of AssureNet Stock in lieu of fractional shares of AXENT Common Stock will be treated as received as a distribution in redemption of such fractional shares, subject to the provisions of Section 302 of the Code, as if such fractional shares had been issued in the Merger and then redeemed by AXENT.

     6. The tax basis of the shares of AXENT Common Stock received by a holder of AssureNet Stock in the Merger will be equal to the tax basis of the shares of AssureNet Stock exchanged therefor in the Merger, reduced by (a) any basis allocable to

Axent Technologies, Inc.
March 5, 1997
Page 4

any fractional share of AXENT Common stock treated as sold or exchanged under
Section 302 of the Code and (b) the amount of any cash (other than cash in lieu of a fractional share) received by the shareholder, and increased by the amount of gain, if any, recognized by the shareholder.

     7. The holding period for the shares of AXENT Common Stock received by the holders of AssureNet Stock will include the holding period for the shares of AssureNet Stock exchanged therefor in the Merger, provided that the shares of AssureNet Stock are held as capital assets at the Effective Time.

     8. An AssureNet shareholder who exercises dissenters' rights with respect to all of such holder's shares of AssureNet Capital Stock will generally recognize gain or loss for federal income tax purposes, measured by the difference between the holder's basis in such shares and the amount of cash received, provided that the payment is neither essentially equivalent to a dividend within the meaning of Section 302 of the Code nor has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the Code (collectively, a "Dividend Equivalent Transaction"). Such gain or loss will be capital gain or loss, provided that the AssureNet Capital Stock is held as a capital asset at the time of the Merger. A sale of AssureNet Capital Stock pursuant to an exercise of dissenters' rights will generally not be a Dividend Equivalent Transaction if, as a result of such exercise, the shareholder exercising dissenters' rights owns no shares of AXENT Common Stock or AssureNet Capital Stock (either actually or constructively within the meaning of Section 318 of the Code). If, however, a shareholder's sale for cash of AssureNet Capital stock pursuant to an exercise of dissenters' rights is a Dividend Equivalent Transaction, then such shareholder will generally recognize ordinary income for federal income tax purposes in an amount up to the entire amount of cash so received.

     In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

     1. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility

Axent Technologies, Inc.
March 5, 1997
Page 5

to advise you of any new developments in the application or interpretation of the federal income tax laws.

     2. This opinion addresses only the matters specifically discussed above and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). In particular, we express no opinion regarding (i) whether and the extent to which any AssureNet shareholder who has provided or will provide services to AssureNet, AXENT or the Subsidiary will have compensation income under any provision of the Code; (ii) the effects of such compensation income, including but not limited to the effect upon the basis and holding period of AXENT common stock received by any such shareholder in the Merger; (iii) the potential application of the "golden parachute" provisions (Sections 280G, 3121(v)(2) and 4999) of the Code, the alternative minimum tax provisions (Sections 55, 56, and 57) of the Code or Sections 305, 306, 357, 424, and 708 of the code, or the regulations promulgated thereunder; (iv) other than the Merger will be a reorganization within the meaning of the Code Section 368 and the consequences that follow directly and solely from such characterization, the corporate level tax consequences of the Merger to AXENT, the Subsidiary or AssureNet, including without limitation the survival and/or availability, after the Merger of any of the federal income tax attributes or elections or AssureNet; (v) the basis of any assets in AssureNet acquired by the Subsidiary in the Merger; (vi) the tax consequences of any transaction which AssureNet shares or a right to acquire AssureNet shares was received; (vii) the tax consequences that may be relevant to particular classes of AssureNet shareholder such as dealers in securities, corporate shareholder subject to the alternative minimum tax, foreign persons, and holders of shares acquired upon exercise of stock options or in other compensatory transactions;
(viii) the tax consequences of the assumption by AXENT of the options and warrants of AssureNet; or (ix) the tax consequences to any AssureNet shareholder arising from any difference between (A) the sum of (I) the fair market value of AXENT common stock and (II) the amount of cash, if any, received by such AssureNet shareholder and (B) the fair market value of the AssureNet shares (determined without regard to the amendment of the AssureNet Articles in connection with the Merger) surrendered in exchange therefor. With regard to Item (ix) in the preceding sentence, and notwithstanding anything to the contrary in this letter, we advise you that, in the event cash is paid to the holders of AssureNet Common Stock as a result of change in the AXENT share value, the Internal Revenue Service may contend that the holders of AssureNet Preferred Stock are deemed to have received cash upon the Merger and to have transferred such cash to the holders of AssureNet Common

Axent Technologies, Inc.
March 5, 1997
Page 6

Stock. This could result in taxable income to the holders of AssureNet Preferred Stock upon the deemed receipt of cash and in the recognition of ordinary income instead of capital gain by the holders of AssureNet Common Stock. We provide no opinion as to whether or not the Internal Revenue Service would be able to sustain such a position.

     3. No opinion is expressed as to any transaction other than the Merger as described in the Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

     4. This opinion has been delivered to you for the purpose of inclusion as an exhibit to the Registration Statement being filed with respect to the Merger and is intended solely for your benefit; it may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent.

                              Very truly yours,


                              /s/ Piper & Marbury L.L.P.

                                 March 5, 1997

                                   EXHIBIT A

Brobeck, Phleger & Harrison LLP
Two Embarcadero Place
2200 Geng Road
Pal Alto, California 94306

Piper & Marbury L.L.P.
1200 Nineteenth Street, N.W.
Washington, D.C.  20036-2430

          Re: Merger pursuant to the Agreement and Plan of Merger (the "Agreement") dated January 6, 1997, as amended February 26, 1997, among AXENT Technologies, Inc., a Delaware corporation ("AXENT"), Axquisition, Inc., a Delaware corporation (the "Subsidiary") and AssureNet Pathways, Inc., a California corporation ("AssureNet")

Gentlemen:

     This letter is supplied to you in connection with your rendering of opinions pursuant to Section 5.1(e) of the Agreement regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

A.   Representations

     After consulting with their counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certify and represent that the following facts are now true and will continue to be true through the Effective Time:

Brobeck, Phleger & Harrison LLP
Piper & Marbury L.L.P.
March 5, 1997
Page 2


     1. Pursuant to the Merger, AssureNet will merge with and into the Subsidiary, and the Subsidiary will acquire all of the assets and liabilities of AssureNet. At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by AssureNet immediately prior to the Merger will be held by the Subsidiary immediately after the Merger. For the purpose of determining the percentage of AssureNet's net and gross assets held by the Subsidiary immediately following the Merger, the following assets will be treated as property held by AssureNet immediately prior to the Merger but not held by the Subsidiary immediately subsequent to the Merger: (i) assets disposed of by AssureNet prior to the Merger and in contemplation thereof (including without limitation any asset disposed of by AssureNet, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the Effective Time and beginning with the commencement of negotiations (whether formal or informal) with AXENT regarding the Merger (the "Pre-Merger Period")),
(ii) assets used by AssureNet to pay expenses or liabilities incurred in connection with the Merger, and (iii) assets used to make payments to AssureNet shareholders exercising dissenter's rights or to make distribution, redemption or other payments in respect of AssureNet shares or rights to acquire such shares (including payments treated as such for tax purposes) that are made in contemplation of the Merger or related thereto.

     2. AXENT and the Subsidiary are participating in the Merger for good and valid business reasons and not for tax purposes.

     3. Prior to the Merger, AXENT will be in "Control" of the Subsidiary. As used herein, "Control" of a corporation shall consist of ownership of stock processing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person.

     4. In the Merger, all AssureNet shares will be exchanged solely for AXENT common stock, except to the extent of cash paid to dissenters and cash paid in lieu of fractional shares and cash paid as a result of a change in the AXENT share value in accordance with the terms of the Merger Agreement.

Brobeck, Phleger & Harrison LLP
Piper & Marbury L.L.P.
March 5, 1997
Page 3


     5. AXENT has no plan or intention to cause the Subsidiary to issue additional shares of stock after the Merger that would result in AXENT losing Control of the Subsidiary.

     6.   Except with respect to fractional share interests as set forth in
Section 1.5(e) of the Agreement, AXENT has no plan or intention to reacquire any of its stock issued pursuant to the Merger.

     7. Except for transfers described in Section 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), AXENT has no current plan or intention to (i) liquidate the Subsidiary; (ii) merge the Subsidiary with or into another corporation; (iii) sell, distribute or otherwise dispose of the capital stock of the Subsidiary; or (iv) cause the Subsidiary to sell or otherwise dispose of any of its assets (or any assets acquired from AssureNet) except for dispositions made in the ordinary course of business or payment of expenses incurred by the Subsidiary pursuant to the Merger (including payments to dissenting shareholders and payments made with respect to fractional shares).

     8. AXENT intends that, following the Merger, the Subsidiary will continue as a wholly owned subsidiary of AXENT with substantially the same business as is presently being conducted by AssureNet.

     9. Neither AXENT nor any current or former subsidiary of AXENT owns, or has owned during the past five (5) years, directly or indirectly, any AssureNet shares, or the right to acquire or vote any such shares (except such rights as are granted in the Agreement).

     10. Neither AXENT nor the Subsidiary is an investment company within the meaning of Sections 368(a)(2)(F)(iii) and (iv) of the Code.

     11. Neither AXENT nor the Subsidiary is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     12. AXENT has no knowledge of any plan or intention on the part of the AssureNet's shareholders (a "Plan") to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which results in a reduction in the risk of ownership or a direct or indirect disposition (a "Sale") of AXENT common stock to be issued to such shareholders in the Merger, which shares would have an aggregate fair

Brobeck, Phleger & Harrison LLP
Piper & Marbury L.L.P.
March 5, 1997
Page 4


market value, as of the Effective Date of the Merger, in excess of fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding AssureNet shares. For purposes of this paragraph, AssureNet shares (or the portion thereof) (i) with respect to which an AssureNet shareholder receives consideration in the Merger other than AXENT common stock (including, without limitation, cash received by dissenting AssureNet shareholders, cash in lieu of fractional shares of AXENT common stock and cash received as a result of a change in the AXENT share value) and/or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger shall be considered outstanding AssureNet shares exchanged for AXENT common stock in the Merger and then disposed of pursuant to a Plan.

     13. The payment of cash in lieu of fractional shares of AXENT common stock is solely for the purpose of avoiding the expense and inconvenience to AXENT of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to AssureNet shareholders in lieu of fractional shares of AXENT common stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to AssureNet shareholders in exchange for their AssureNet shares.
The fractional share interests of each AssureNet shareholder will be aggregated and no AssureNet shareholder will receive cash in an amount greater than the value of one full share of AXENT common stock.

     14.     [Intentionally left blank.]

     15. No shares of the Subsidiary have been or will be used as consideration or issued to shareholders of AssureNet pursuant to the Merger.

     16. AXENT will pay the expenses of the Parties (as defined in the Merger Agreement) in connection with the Merger to the extent provided in Section 8.11 of the Merger Agreement. The shareholders of AssureNet will pay their own expenses, if any, in connection with the Merger.

     17. There is no intercorporate indebtedness existing between AXENT and AssureNet or between the Subsidiary and AssureNet that was issued, acquired or will be

Brobeck, Phleger & Harrison LLP
Piper & Marbury L.L.P.
March 5, 1997
Page 5


settled at a discount as a result of the Merger, and AXENT will assume no liabilities of AssureNet or any AssureNet shareholder in connection with the Merger.

     18. The terms of the Agreement and all other agreements entered into in connection therewith are the product of arm's-length negotiations.

     19. None of the compensation received by any shareholder-employees of AssureNet will be separate consideration for, or allocable to, any of their AssureNet shares; none of AXENT common stock received by any shareholder-employees of AssureNet will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employees of AssureNet will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     20. No "poison pill" or similar rights will be associated with AXENT common stock on or prior to the date of the Merger.

     21. With respect to each instance, if any, in which AssureNet shares have been purchased by a shareholder of AXENT (a "Shareholder") during the Pre-Merger Period (a "Stock Purchase"): (i) the Stock Purchase was made by such Shareholder on its own behalf and with its own funds and not as a representative, or for the benefit, of AXENT; (ii) the purchase price paid by such Shareholder pursuant to the Stock Purchase was the product of arm's-length negotiations, was funded by such Shareholder's own assets, and was not advanced, and will not be reimbursed, either directly or indirectly, by AXENT; (iii) at no time was such Shareholder or any other party required or obligated to surrender to AXENT the AssureNet shares acquired in the Stock Purchase, and neither such Shareholder nor any other party will be required to surrender to AXENT the AXENT common stock for which such AssureNet shares will be exchanged in the Merger; and (iv) the Stock Purchase was not a formal or informal condition to consummation of the Merger and was entered into solely to satisfy the separate interests of such Shareholder and the seller.

     22. Each of the representations made by AXENT and the Subsidiary in the Agreement and any other documents associated therewith is true and accurate.

     23. AXENT and the Subsidiary are authorized to make all of the representations set forth herein.

Brobeck, Phleger & Harrison LLP
Piper & Marbury L.L.P.
March 5, 1997
Page 6


B.   Reliance by You in Rendering Opinions; Limitations on Your Opinions

     1. The undersigned recognize that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreement and the documents related thereto and (ii) your opinions will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations are not accurate in all material respects.

     2. The undersigned recognize that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                  Very truly yours,

                                  AXENT TECHNOLOGIES, INC., a
                                  Delaware corporation


                                  By: /s/ Gary M. Ford
                                     --------------------------------------

                                  Title: Vice President and General Counsel
                                        -----------------------------------

                                  AXQUISITION, INC., a Delaware
                                  corporation


                                  By: /s/ Gary M. Ford
                                     --------------------------------------

                                  Title: Secretary
                                        -----------------------------------

                                   EXHIBIT B

                                 March 5, 1997





Brobeck, Phleger & Harrison LLP
Two Embarcadero Place
2200 Geng Road
Palo Alto, California  94303

Piper & Marbury L.L.P.
1200 Nineteenth Street, N.W.
Washington, DC  20036-2430

     Re: Merger pursuant to the Agreement and Plan of Merger (the "Agreement") dated January 6, 1997, among AXENT Technologies, Inc., a Delaware corporation ("AXENT"), Axquisition, Inc., a Delaware corporation (the "Subsidiary") and AssureNet Pathways, Inc., a California corporation ("AssureNet")

Gentlemen:

          This letter is supplied to you in connection with your rendering of opinions pursuant to Section 5.1(e) of the Agreement regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

A.   Representations

          After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true through the Effective Time:

          1. Pursuant to the Merger, AssureNet will merge with and into the Subsidiary, and the Subsidiary will acquire all of the assets and liabilities of AssureNet. At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by AssureNet immediately prior to the Merger will be held by the Subsidiary immediately after the Merger. For the purpose of determining the percentage of AssureNet's net and gross assets held by the Subsidiary immediately following the Merger, the following assets will be treated as property held by AssureNet immediately prior to the Merger but not held by the Subsidiary immediately subsequent to the Merger: (i) assets disposed of by AssureNet prior to the Merger and in contemplation thereof (including, without limitation, any asset disposed of by AssureNet other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the Effective Time and beginning with the commencement of negotiations (whether formal or informal) with AXENT regarding the Merger (the "Pre-Merger Period")),
(ii) assets used by AssureNet to pay expenses or

Brobeck, Phleger & Harrison LLP                                    March 5, 1997
Piper & Marbury L.L.P.                                                    Page 2


liabilities incurred in connection with the Merger and (iii) assets used to make payments to AssureNet shareholders exercising dissenters' rights or to make distribution, redemption or other payments in respect of AssureNet shares or rights to acquire such shares (including payments treated as such for tax purposes) that are made in contemplation of the Merger or related thereto;

          2. AssureNet has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-Merger Period other than (i) in the ordinary course of business and (ii) payments for expenses incurred in connection with the Merger;

          3. AssureNet is participating in the Merger for good and valid business reasons and not for tax purposes;

          4. At the time of the Merger, except as specified in, or disclosed in the Agreement or in a schedule or exhibit to the Agreement, AssureNet will have no outstanding warrants, options or convertible securities nor any other type of right outstanding pursuant to which any person could acquire AssureNet shares or any other equity interest in AssureNet;

          5. In the Merger, all AssureNet shares will be exchanged solely for AXENT common stock, except to the extent of cash paid to dissenters, cash paid in lieu of fractional shares and cash paid as a result of a change in the AXENT share value in accordance with the terms of the Merger Agreement;

          6. The liabilities of AssureNet have been incurred by AssureNet in the ordinary course of its business;

          7. The fair market value of AssureNet's assets will, at the Effective Time, exceed the aggregate liabilities of AssureNet;

          8. No issuances of AssureNet shares or rights to acquire AssureNet shares have occurred or will occur during the Pre-Merger Period other than pursuant to options, warrants or agreements outstanding prior to the Pre-Merger Period or as otherwise specifically identified in the Agreement;

          9. Cash or other property paid to employees of AssureNet during the Pre-Merger Period has been or will be in the ordinary course of business or pursuant to agreements entered into prior to the Pre-Merger Period;

          10. AssureNet is not and will not be at the Effective Time an "investment company" within the meaning of Sections 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code");

Brobeck, Phleger & Harrison LLP                                    March 5, 1997
Piper & Marbury L.L.P.                                                    Page 3

          11. AssureNet is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

          12. AssureNet has no knowledge of any plan or intention on the part of AssureNet's shareholders (a "Plan") to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which results in a reduction in the risk of ownership or a direct or indirect disposition (a "Sale") of AXENT common stock to be issued to such shareholders in the Merger, which shares would have an aggregate fair market value, as of the Effective Time, in excess of fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding AssureNet shares. For purposes of this paragraph, AssureNet shares (or the portion thereof) (i) with respect to which an AssureNet shareholder receives consideration in the Merger other than the AXENT common stock (including, without limitation, cash received by dissenting AssureNet shareholders and cash in lieu of fractional shares of AXENT common stock) and/or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger shall be considered shares of outstanding AssureNet shares exchanged for AXENT common stock in the Merger and then disposed of pursuant to a Plan;

          13. The payment of cash in lieu of fractional shares of AXENT common stock is solely for the purpose of avoiding the expense and inconvenience to AXENT of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to AssureNet shareholders in lieu of fractional shares of AXENT common stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to AssureNet shareholders in exchange for their AssureNet shares. The fractional share interests of each AssureNet shareholder will be aggregated, and no AssureNet shareholder will receive cash in an amount greater than the value of one full share of AXENT common stock;

          14. At the Effective Time, the fair market value of the AXENT common stock and any cash received by each AssureNet shareholder will be approximately equal to the fair market value of the AssureNet shares surrendered in exchange therefor, and the aggregate consideration received by AssureNet shareholders in exchange for their AssureNet shares will be approximately equal to the fair market value of all of the outstanding AssureNet shares immediately prior to the Merger;

          15. No shares of the Subsidiary have been or will be used as consideration or issued to shareholders of AssureNet pursuant to the Merger;

          16. AXENT will pay the expenses of the Parties (as defined in the Merger Agreement) in connection with the Merger to the extent provided in
Section 8.11 of the Merger Agreement. The shareholders of AssureNet will pay their own expenses, if any, in connection with the Merger.

Brobeck, Phleger & Harrison LLP                                    March 5, 1997
Piper & Marbury L.L.P.                                                    Page 4

          17. There is no intercorporate indebtedness existing between AXENT and AssureNet or between the Subsidiary and AssureNet that was issued, acquired or will be settled at a discount as a result of the Merger, and AXENT will assume no liabilities of AssureNet or any AssureNet shareholder in connection with the Merger;

          18. The terms of the Agreement and all other agreements entered into in connection therewith are the product of arm's-length negotiations;

          19. None of the compensation received by any shareholder-employees of AssureNet will be separate consideration for, or allocable to, any of their AssureNet shares; none of the AXENT common stock received by any shareholder-employees of AssureNet will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employees of AssureNet will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

          20. No direct or indirect subsidiary of AssureNet owns any AssureNet shares;

          21. No "poison pill" or similar rights will be associated with AssureNet shares on or prior to the date of the Merger;

          22. With respect to each instance, if any, in which AssureNet shares have been purchased by a shareholder of AXENT (a "Shareholder") during the Pre-Merger Period (a "Stock Purchase"): (i) to the best knowledge of AssureNet, (A) the Stock Purchase was made by such Shareholder on its own behalf and with its own funds, rather than as a representative, or for the benefit, of AXENT, (B) the Stock Purchase was entered into solely to satisfy the separate interests of such Shareholder and the seller and (C) the purchase price paid by such Shareholder pursuant to the Stock Purchase was the product of arm's-length negotiations and (ii) the Stock Purchase was not a formal or informal condition to consummation of the Merger;

          23. Each of the representations made by AssureNet in the Agreement and any other documents associated therewith is true and accurate; and

          24. AssureNet is authorized to make all of the representations set forth herein.

B.   Reliance by You in Rendering Opinions;
     Limitations on Your Opinions

          1. The undersigned recognizes that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreement and documents related thereto and (ii) your opinions will be subject to certain limitations and qualifications

Brobeck, Phleger & Harrison LLP                                    March 5, 1997
Piper & Marbury L.L.P.                                                    Page 5


including that it may not be relied upon if any such representations are not accurate in all material respects.

          2. Notwithstanding anything herein to the contrary, the undersigned makes no representations regarding any actions or conduct of AXENT or the Subsidiary after the Merger.

          3. The undersigned recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                              Very truly yours,

                              ASSURENET PATHWAYS, INC., a California
                              corporation



                              By: /s/ Ainslie Mayberry
                                 -------------------------------
                              Title: Acting President & CEO
                                    ----------------------------